Exhibit 99.2

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Company Highlights • Global accessory leader • Compelling brands with worldwide appeal • High-margin businesses • Proprietary brand strength • Significant opportunities for growth • Growing and profitable retail segment • Consistent track record of growth • Strong balance sheet and cash flow

2003 2004 2005 2006 2007 Net Sales Growth ($ in Millions) $1,214 $1,433 $1,043 $957 $781 Historical Growth Net Sales 22.5% 16.4% 18.0% 9.0%

Global Diversity International 54% US 46%

Category Mix Watches Jewelry Leather Other Watches 67% Jewelry 8% Leather 18% Other 7%

• Affordable and innovative offerings • Minimal seasonal obsolescence and short production cycles provide greater ability to control inventory and margins • Growth in new and under-penetrated geographies • Strong financial position Key Advantages in a Weak Economy

• Healthy cash balances and strong cash flow model. • Increased capacity under US revolving line from $100 million to $140 million • No outstanding borrowings under US credit facility • Minimal other debt of approx $7 million Strong Financial Position

• Cost reductions/realignment • Focusing on inventory • Invest in areas offering immediate return • Reducing 2009 cap ex plans • Reducing store expansion to 40-50 from 80-85 in 2009 focusing on high ROI international geographies • Outlets – flexible channel for discontinued merchandise • Capitalize on strength of balance sheet • Opportunity for market share gains • Increased flexibility to acquire and license new brand Current Initiatives

DESIGN & EXECUTION Core Strengths

World Class Design

World Class Execution

FOSSIL DIRECT JEWELRY WATCHES ACCESSORIES Our Business Model

Growth Opportunities • Fossil Brand • Direct Business • International Platform

Brand Repositioning

• Direct distribution for core businesses • Strong financial metrics • Excellent use of capital • Global footprint – early mover advantage • Accelerates global brand communication Fossil Direct Stores – Web - Catalog

2004 2005 2006 2007 Proj 2008 Accessory Apparel Outlet Mulit-brand Fossil Retail Historical Store Growth by Concept 136 171 198 244 325 Total Doors

Global Accessory Stores Proj. 2008 North America 48% Europe 34% Asia 18%

• Strong 4 wall metrics • High ROI • Positive Comps • Scalable Fossil Retail Accessory Stores Non-Watch 42% Watch 58%

Heidelberg, Germany Opened 11/7/08

Paris, France Opened 11/14/08

Penang, Malaysia Opened 11/15/08

Hamburg, Germany Opened 11/21/08

700 Million Impressions 1.8 Million Visitors / Month 1 Million Opt-In Email Addresses $25 Million Annual Sales WWW.FOSSIL.COM Ecommerce – U.S.

German Website Launch in Sept 2007 200K Visitors / Month $4 Million in Annual Sales Australia, UK & Singapore Sites in 2008 WWW.FOSSIL.DE Ecommerce – International

Catalog 7.2 Million Annual Circulation and Growing 877K Name House File 7 Catalog Mailings in ‘08

Global Presence Fossil-owned Markets 3rd Party Distribution Partners

Sales Mix 2007 (in millions) $ % Mix Europe Wholesale $ 483.9 33.8% Other Int’l. Wholesale 233.2 16.2 Total Int’l. Wholesale 717.1 50.0 Domestic Wholesale 460.6 32.2 Direct to Consumer 255.3 17.8 Total $1,433.0 100.0%

Shop-in-Shop: London, UK

Shop-in-Shop: Belfast, Northern Ireland

Shop-in-Shop: Malaysia

Shop-in-Shop: Singapore

Financial Summary

2003 2004 2005 2006 2007 US Wholesale Intl Wholesale Direct Net Sales Growth ($ in Millions) $1,214 $1,433 $1,043 $957 $781 2004 2005 2006 2007 10 Year 19.5 19.1 19.4 19.3 5 Year 18.9 15.7 17.4 16.7 CAGR % Increase Over Prior Year 2004 2005 2006 2007 US Wholesale 13.2 7.9 7.5 4.0 Intl Wholesale 26.9 6.2 20.1 30.3 Direct 38.5 20.0 27.6 15.6 Historical Growth Net Sales 22.5% 9.0% 18.0% 16.4%

$398 $503 $535 $609 $742 2003 2004 2005 2006 2007 $106 $131 $109 $123 $186 2003 2004 2005 2006 2007 Historical Growth Gross Profit and Operating Income Gross Profit ($ in Millions) Operating Income ($ in Millions) Gross Profit Margin % 2003 2004 2005 2006 2007 51.0 52.5 51.3 50.2 51.8 Operating Margin % 2003 2004 2005 2006 2007 13.5 13.7 10.4 10.2 13.0 Return on Invested Capital (ROIC) % 2003 2004 2005 2006 2007 14.1 14.3 14.0 12.6 12.6

Current Performance YTD Q3 Net Sales ($ in Millions) 15.4% Gross Profit ($ in Millions) Op Income ($ in Millions) 23.3% 42.0% YTD Q3 08 YTD Q3 07 Gross Margin Operating Margin 54.4% 13.2% 50.9% 10.7% Diluted EPS $1.33 $1.00 2007 $969.9 2008 $1,119.1 2007 $104.1 2008 $147.8 2007 $493.6 2008 $608.8

($ in millions, except for per share data) Q3 2008 Q3 2007 FY 2007 FY 2006 Cash and cash equivalents 125 196 268 140 Accounts receivable - net 229 201 227 155 Inventories - net 332 266 248 228 Short-term debt 4 12 10 11 Stockholders’ equity 768 708 772 602 Cash flow from operations 132 148 Cash flow / share $1.88 $2.16 Depreciation and amortization expense 26 23 33 32 Capital expenditures 41 24 40 51 Financial Position Selected Financial Information

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